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                                                                    Exhibit 99.1

CONTACT:   PRIVATE BUSINESS, INC.
           Michael Berman, 615-565-7379
           michael.berman@privatebusiness.com


               PRIVATE BUSINESS ANNOUNCES STOCK REPURCHASE PROGRAM


NASHVILLE, TN (DECEMBER 1, 2004) - Private Business, Inc. (NASDAQ:PBIZ), a leading provider of cash flow and retail inventory management solutions for banks and small businesses, today announced that its Board of Directors has authorized the repurchase of shares of the Company's common stock having an aggregate purchase price of up to $500,000 from time to time on the open market or in privately negotiated transactions. The authorization expires on December 1, 2005.

The timing and the amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes.

ABOUT PRIVATE BUSINESS, INC.

Private Business, Inc. is a leading supplier of financial technology to community banks and middle-market businesses. Private Business, Inc. is headquartered in Brentwood, Tennessee, and its common stock trades on The Nasdaq Stock Market under the symbol "PBIZ."

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, the Company's ability to achieve its growth plans and satisfy its obligations under its bank credit facility. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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